CERTIFICATION
OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULES 13a-14(a)/15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit 31.1

I, Ronald Mann, certify that:

1. I have reviewed this amendment to the annual report on Form 10-KSB ("10-KSB/A") for the year ended April 30, 2008 of Yukon Gold Corporation, Inc. (the "small business issuer");

2. Based on my knowledge, this 10-KSB/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this 10-KSB/A;

3. Based on my knowledge, the financial statements, and other financial information included in this 10-KSB/A, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this 10-KSB/A;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this 10-KSB/A is being prepared;

b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this 10-KSB/A conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this 10-KSB/A based on such evaluation; and

c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: September 18, 2008

/s/ Ronald Mann
Ronald Mann
Chief Executive Officer
(Chief Executive Officer
of Yukon Gold Corporation, Inc.)

A signed original of this written statement required by Section 906 has been provided to Yukon Gold Corporation, Inc. and will be retained by Yukon Gold Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.